FORM OF AUTHORIZED PARTICIPANT AGREEMENT

GUGGENHEIM FUNDS TRUST

This Authorized Participant Agreement (the “Agreement”) is entered into by and between Guggenheim Funds Distributors, LLC (the “Distributor”) and            (the “Participant” or “Authorized Participant”) and is subject to acceptance by The Bank of New York Mellon (the “Transfer Agent”) and agreement by Guggenheim Funds Trust, a Delaware statutory trust (the “Trust”) that is a series trust offering a number of portfolios of securities (each a “Fund” and collectively the “Funds”), solely with respect to Sections 4(c) and 13(c) herein. The Distributor, the Transfer Agent and the Participant acknowledge and agree that, except with respect to Sections 4(c) and 13(c), the Trust otherwise shall be a third-party beneficiary of this Agreement and shall receive the benefits contemplated by this Agreement, to the extent specified herein. The Distributor has been retained to provide services as principal underwriter of the Trust acting on an agency basis in connection with the sale and distribution of shares of beneficial interest, without par value (sometimes referred to as “Shares”), of each of the Funds. The Transfer Agent has been retained to provide certain transfer agency services and to be the order taker with respect to the purchase and redemption of Creation Units of Shares.

Capitalized terms used but not defined herein are defined in the current prospectus for each Fund as it may be supplemented or amended from time to time, and included in the Trust’s Registration Statement on Form N-1A, as it may be amended from time to time, or otherwise filed with the U.S. Securities and Exchange Commission (“SEC”) (together with such Fund’s Statement of Additional Information incorporated therein, the “Prospectus”).

This Agreement is intended to set forth certain procedures by which the Participant may purchase and/or redeem Creation Units through the Federal Reserve/Treasury Automated Debt Entry System maintained at the Federal Reserve Bank of New York (the “Federal Reserve Book-Entry System”) and the Continuous Net Settlement (“CNS”) clearing processes of National Securities Clearing Corporation (“NSCC”) (as such processes have been enhanced to effect purchases and redemptions of Creation Units, the “CNS Clearing Process”) or, outside of the CNS Clearing Process, the manual process of The Depository Trust Company (“DTC”).

Nothing in this Agreement shall obligate the Participant to create or redeem one or more Creation Units of Shares, to facilitate a creation or redemption through it by a Participant client, or to sell or offer to sell the Shares.

The parties agree as follows:

1.	STATUS, REPRESENTATIONS AND WARRANTIES OF PARTICIPANT

(a)  The Participant represents and warrants that it has, and during the term of this Agreement will continue to have, the ability to transact through the Federal Reserve Book-Entry System and, with respect to orders for the purchase of Creation Units (“Purchase Orders”) or orders for redemption of Creation Units (“Redemption Orders” and, together with Purchase Orders, the “Orders”), (i) through the CNS Clearing Process, because it is, and during the term of this Agreement will continue to be, a member of NSCC and a participant in the CNS System of NSCC, and/or (ii) outside the CNS Clearing Process, because it is, and during the term of this Agreement will continue to be, a DTC participant (a “DTC Participant”). Any change in the foregoing status of the Participant shall automatically and immediately terminate this Agreement. The Participant shall give prompt written notice of any such change to the Distributor and the Transfer Agent.

The Participant may place Orders either through the CNS Clearing Process or outside the CNS Clearing Process, subject to the procedures for purchase and redemption set forth in the Prospectus, Section 2 of this Agreement, and the procedures attached to the Agreement.

(b)  The Participant represents and warrants that: (i) it is a broker-dealer registered with the SEC, and it is a member of the Financial Industry Regulatory Authority (“FINRA”), or it is exempt from registration, or it is otherwise not required to be registered, as a broker-dealer or a member of FINRA; (ii) it is registered and/or licensed to act as a broker or dealer, as required under all applicable laws, rules and regulations in the states or other jurisdictions in which the Participant conducts its activities, or it is otherwise exempt; and (iii) it is a Qualified Institutional Buyer, as defined in Rule 144A under the Securities Act of 1933, as amended (the “1933 Act”).

The Participant agrees that it will: (i) maintain such registrations, licenses, qualifications, and memberships in good standing and in full force and effect throughout the term of this Agreement; (ii) comply with FINRA rules and regulations, and the securities laws of any jurisdiction in which it sells Shares, directly or indirectly, to the extent such laws, rules and regulations relate to the Participant’s transactions in, and activities with respect to, the Shares; and (iii) not offer or sell Shares of any Fund in any state or jurisdiction where such Shares may not lawfully be offered and/or sold.

Any change in the foregoing status of the Participant shall terminate this Agreement. The Participant shall give prompt written notice of any such change to the Distributor and the Transfer Agent.

(c)  In the event Shares are authorized for sale in jurisdictions outside the several states, territories and possessions of the United States and the Participant offers and sells Shares in such jurisdictions and is not otherwise required to be registered or qualified as a broker or dealer, or to be a member of FINRA as set forth above, the Participant nevertheless agrees to observe the applicable laws, rules and regulations of the jurisdiction in which such offer and/or sale is made, to comply with the full disclosure requirements of the 1933 Act and the regulations promulgated thereunder, and to conduct its business in accordance with the requirements of FINRA, to the extent the foregoing relates to the Participant’s transactions in, and activities with respect to, the Shares. The Participant will not offer or sell Shares of any Fund in any state or jurisdiction where such Shares may not lawfully be offered and/or sold.

(d)  The Participant understands and acknowledges that the method by which Creation Units will be created and traded may raise certain issues under certain interpretations of applicable U.S. federal securities laws. For example, because new Creation Units of Shares may be issued and sold by a Fund on an ongoing basis, a “distribution”, as such term is used in the 1933 Act, may occur at any point. The Participant understands and acknowledges that some activities on its part, depending on the circumstances, may result in it being deemed a participant in a distribution in a manner which could, under certain interpretations of applicable law, render it a statutory underwriter and subject it to the prospectus delivery and liability provisions of the 1933 Act. The Participant also understands and acknowledges that dealers who are not “underwriters,” but who effect transactions in Shares, whether or not participating in the distribution of Shares, are generally required to deliver a prospectus. For the avoidance of doubt, the Participant does not admit to being an underwriter of the Shares.

(e)  The Participant agrees that: (i) subject to any contractual obligations or obligations arising under the federal or state securities laws that the Participant may have to its customers, the Participant will assist the Trust or its designee, including the Distributor, in ascertaining certain information regarding sales of Fund Shares made by or through the Participant upon the request of the Trust or its designee, including the Distributor, necessary for a Fund to comply with its obligations to distribute information to its shareholders, as may be required from time to time under applicable state or federal securities laws, rules and regulations, or (ii) in lieu thereof, and at the option of the Participant, the Participant may undertake to deliver to its customers proxy materials and annual and other reports of the Funds, or other similar information that the Funds are obligated to deliver to their shareholders, upon receiving from the Funds or the Distributor sufficient quantities of the same to allow mailing thereof to such customers.

2.	EXECUTION OF PURCHASE AND REDEMPTION ORDERS

(a)  All Orders must comply with the procedures for Orders set forth in the Prospectus and in this Agreement, which includes the annexes. The Participant, the Distributor, and the Transfer Agent each agrees to comply with the provisions of the Prospectus, this Agreement, and the laws, rules, and regulations that are applicable to it in its role under this Agreement. If there is a conflict between the terms of the Prospectus and the terms of this Agreement, the terms of the Prospectus control.

(b)  Phone lines used in connection with Orders will be recorded. The Participant hereby consents to the recording, including by transcription, of all calls in connection with the Orders, provided that the Participant may reasonably request that the recording party promptly provide to the Participant copies of recordings and transcripts of any such calls, which have been retained in accordance with the recording party’s usual document retention policy. If a recording party becomes legally compelled to disclose to any third party any recording involving communications with the Participant, to the extent legally permitted to do so, such recording party shall provide the Participant with reasonable advance written notice identifying the recordings and transcripts to be disclosed, together with copies of such recordings and transcripts, so that the Participant may seek a protective order or other appropriate remedy with respect to the recordings and transcripts or waive its right to do so.

(c)  The Participant acknowledges and agrees that delivery of any Order shall be irrevocable, provided that the Trust, Transfer Agent and the Distributor on behalf of the Funds each reserve the right to reject any Order in accordance with the Prospectus.

(d)  The Participant understands that a Creation Unit generally will not be issued until the requisite cash (the “Cash Component”) and/or the designated basket of securities and instruments, including any cash in lieu (the “Deposit Securities”); the applicable Transaction Fee, which includes a standard transaction fee and any additional variable fee, if applicable; and taxes are transferred to the Trust on the Contractual Settlement Date (defined below) in accordance with the Prospectus.

(e)  With respect to any Redemption Order, the Participant agrees to return to a Fund any dividend, interest, distribution, or other corporate action paid to the Participant in respect of any security or instrument that is transferred to the Participant (each, a “Fund Security”) that, based on the valuation of such Fund Security at the time of transfer, should, in accordance with the terms of the instrument or corporate action and industry custom in the applicable market, have been paid to the Fund. The Participant also agrees that, alternatively, a Fund is entitled to reduce the amount of money or other proceeds due to the Participant by an amount equal to any dividend, interest, distribution, or other corporate action to be paid to the Participant in respect of any Fund Security that is transferred to the Participant that, based on the valuation of such Fund Security at the time of transfer, should be paid to the Fund. With respect to any Purchase Order, the Distributor agrees, on behalf of the Trust, to return to the Participant any dividend, interest, distribution, or other corporate action paid to a Fund in respect of any Deposit Security that is transferred to the Fund that, based on the valuation of such Deposit Security at the time of transfer, should, in accordance with the terms of the instrument or corporate action and industry custom in the applicable market, have been paid to the Participant.

3.	AUTHORIZATION OF TRANSFER AGENT

With respect to Orders submitted through the CNS Clearing Process, the Federal Reserve Book-Entry System, or the DTC, as applicable, the Participant hereby authorizes the Transfer Agent, or its designee, to transmit to the NSCC, the Federal Reserve Book-Entry System, or the DTC, as applicable, on behalf of the Participant such instructions, including share and cash amounts as are necessary with respect to the purchase and redemption of Creation Units, and Orders consistent with the instructions and Orders issued by the Participant to the Transfer Agent. The Participant agrees to be bound by the terms of such instructions and Orders as reported by the Transfer Agent or its designee to the NSCC, the Federal Reserve Book-Entry System, or the DTC, as applicable as though such instructions were issued by the Participant directly to the NSCC, the Federal Reserve Book-Entry System, or the DTC, as applicable.

4.	MARKETING MATERIALS AND REPRESENTATIONS.

(a)  The Participant represents and warrants that it will not make any representations concerning a Fund, Creation Units or Shares, other than those consistent with the Prospectus or any Marketing Materials (as defined below) furnished to the Participant by the Distributor.

(b)  The Participant agrees not to furnish, or cause to be furnished by it or its employees, to any person, or to display or publish, any information or materials relating to a Fund or the Shares, including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar materials (“Marketing Materials”), unless such Marketing Materials: (i) are either furnished to the Participant by the Distributor, or (ii) if prepared by the Participant, are consistent in all material respects with the Prospectus, and clearly indicate that such Marketing Materials are prepared and distributed by the Participant, and Participant and such Marketing Materials comply with applicable FINRA rules and regulations. The Participant shall file all such Marketing Materials that it prepares with FINRA, if required by applicable laws, rules or regulations.

(c)  The Trust represents and warrants that (i) the Prospectus is effective, no stop order of the SEC with respect thereto has been issued, no proceedings for such purpose have been instituted or, to its knowledge, are being contemplated; (ii) the Prospectus conforms in all material respects to the requirements of all applicable law, and the rules and regulations of the SEC thereunder and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated

therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (iii) the Shares, when issued and delivered against payment of consideration thereof, as provided in this Agreement, will be duly and validly authorized, issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, rights of first refusal and similar rights; (iv) no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issuance and sale of the Shares, except the registration of the Shares under the 1933 Act; (v) Shares will be approved for listing on a national securities exchange or association; (vi) it will not lend securities pursuant to any securities lending arrangement that would prevent it from settling a Redemption Order when due; and (vii) it will not name the Participant in the Prospectus without the prior written consent of Participant, unless such naming is required by law, rule, or regulation. If the Participant agrees to be identified in the Prospectus, within a reasonable amount of time upon the termination of this Agreement, the Trust shall remove any reference to the Participant from the Prospectus.

(d)  The Distributor represents and warrants that (i) any and all Marketing Materials prepared on behalf of the Trust, including by the Funds’ investment adviser, and provided to the Participant in connection with the offer and sale of Shares shall comply with applicable law, including without limitation, the provisions of the 1933 Act and the rules and regulations thereunder and applicable FINRA rules and regulations, and will not contain any untrue statement of a material fact related to a Fund or the Shares or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and (ii) it will not name the Participant in Marketing Materials or on the Fund’s website without the prior written consent of Participant, unless such naming is required by law, rule, or regulation. If the Participant agrees to be identified in the Marketing Materials or on the Fund’s website, within a reasonable amount of time upon the termination of this Agreement, (1) the Distributor shall remove any reference to the Participant from the Marketing Materials, and (2) the Distributor shall promptly update the Fund’s website to remove any identification of the Participant as an authorized participant of the Trust.

(e)  Notwithstanding anything to the contrary in this Agreement, Marketing Materials shall not include (i) written materials of any kind that generally mention a Fund without recommending the Fund (including in connection with a list of products sold through the Participant or in the context of asset allocations), (ii) materials prepared and used for the Participant’s internal use only, (iii) brokerage communications, including correspondence and institutional communications, as defined under FINRA rules, prepared by the Participant in the normal course of its business, and (iv) research reports; provided, however, that any such materials prepared by the Participant comply with applicable FINRA rules and regulations and other applicable laws, rules and regulations.

5.	TITLE TO SECURITIES; RESTRICTED SHARES

The Participant represents and warrants on behalf of itself and any party for which it acts that Deposit Securities delivered by it to the custodian and/or any relevant sub-custodian in connection with a Purchase Order will not be “restricted securities,” as such term is used in Rule 144(a)(3)(i) of the 1933 Act, and, at the time of delivery, the Fund will acquire good and unencumbered title to such Deposit Securities, free and clear of all liens, restrictions, charges and encumbrances, and not be subject to any adverse claims.

6.	CASH COMPONENT

The Participant hereby agrees that, in connection with a Purchase Order, whether for itself or any party for which it acts, it will make available on or before the contractual settlement date (the “Contractual Settlement Date”), by means satisfactory to the Trust, and in accordance with the provisions of the Prospectuses, immediately available or same day funds estimated by the Trust to be sufficient to pay the Cash Component next determined after acceptance of the Purchase Order, together with the applicable Transaction Fee. Any excess funds will be returned following settlement of the Purchase Order. The Participant agrees to ensure that the Cash Component will be received by the issuing Fund in accordance with the terms of the Prospectuses, but in any event on or before the Contractual Settlement Date, and in the event payment of such Cash Component has not been made in accordance with the provisions of the Prospectuses or by such Contractual Settlement Date, the Participant agrees on behalf of itself and any party for which it acts in connection with a Purchase Order to pay the amount of the Cash Component, plus interest, computed at such reasonable rate as may be specified by the Fund from time to time. The Participant shall be liable to the custodian, any sub-custodian or the Trust for any amounts advanced by the custodian or any sub-custodian in its sole discretion to the Participant for payment of the amounts due and owing for the Cash Component, and neither the custodian nor any sub-custodian shall be under any obligation to advance any such amounts. Computation of the Cash Component shall exclude any taxes, duties or other fees and expenses payable upon the transfer of beneficial ownership of the Deposit Securities, which shall be the sole responsibility of the Participant and not the Trust.

7.	PAYMENT OF CERTAIN FEES AND TAXES.

(a)  In connection with Orders of Creation Units, the Participant agrees to pay the Transaction Fee applicable to the transaction as set forth in the Prospectuses. The Trust reserves the right to adjust any Transaction Fee subject to any limitations in the Prospectuses and upon reasonable advance notice to the Participant.

(b)  In connection with Orders of Creation Units, the Participant acknowledges and agrees that the computation of any cash amount to be paid by or to the Participant shall exclude any taxes or other fees and expenses payable upon the transfer of beneficial ownership of Shares or Deposit Securities. The Participant shall be responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or any other similar tax, fee or government charge (collectively, “Taxes”) applicable to and imposed upon the purchase or redemption of any Creation Units made pursuant to this Agreement. To the extent the Trust or its agents pay any such Taxes or they are otherwise imposed in connection with transactions effected by the Participant, the Participant agrees to promptly reimburse and pay such party for any such payment, together with any applicable penalties, additions to tax or interest thereon. This paragraph (b) shall survive the termination of this Agreement.

8.	ROLE OF PARTICIPANT

(a)  Each Party acknowledges and agrees that, for all purposes of this Agreement, the Participant will be deemed to be an independent contractor, and will have no authority to act as agent for the Trust, Funds or the Distributor in any matter or in any respect under this Agreement. The Participant agrees to make itself and its employees available, upon reasonable request, during normal business hours to consult with the Trust or the Distributor or their designees concerning the performance of the Participant’s responsibilities under this Agreement.

(b)  The Participant agrees as a DTC Participant and in connection with any purchase or redemption transactions in which it acts on behalf of a third party, that it shall extend to such party all of the rights, and shall be bound by all of the obligations, of a DTC Participant in addition to any obligations that it undertakes hereunder or in accordance with the Prospectuses.

(c)  The Participant represents that from time to time, it may be a beneficial owner (as that term is defined in Rule 16a-1(a)(2) of the Securities Exchange Act of 1934, as amended) of Shares (“Beneficial Owner”). To the extent that it is a Beneficial Owner, the Participant agrees to irrevocably appoint the Distributor as its attorney and proxy with full authorization and power to vote (or abstain from voting) its beneficially owned Shares with no input from the Participant. For the purposes of this Section 8(c), beneficially owned Shares shall not include those Shares for which the Participant is the record owner but not the Beneficial Owner. The Distributor, as attorney and proxy for the Participant hereunder: (i) is hereby given full power of substitution and revocation; (ii) may act through such agents, nominees, or attorneys as it may appoint from time to time; and (iii) may provide voting instructions to such agents, nominees, or substitute attorneys. This irrevocable proxy terminates upon termination of the Agreement. Upon request of the Distributor and in connection with the exercise of the proxy granted herein, the Participant shall disclose the number of Shares beneficially owned by the Participant on any record date established by the Trust.

(d)  The Participant represents and warrants that it has implemented, and agrees to maintain and implement on an on-going basis, an anti-money laundering program reasonably designed to comply with all applicable anti-money laundering laws and regulations, including but not limited to the Bank Secrecy Act of 1970 and the USA PATRIOT Act of 2001, each as amended from time to time, and any rules adopted thereunder and/or any applicable anti-money laundering laws and regulations of other jurisdictions where Participant conducts business, and any rules adopted thereunder or guidelines issued, administered or enforced by any governmental agency.

9.	AUTHORIZED PERSONS OF THE PARTICIPANT

(a)  Concurrently with the execution of this Agreement, and from time to time thereafter as may be requested by the Transfer Agent or the Distributor, the Participant shall deliver to the Distributor and the Transfer Agent a certificate in the format of Annex I to this Agreement, duly certified by the Participant’s Secretary or other duly authorized officer of Participant, setting forth the names and signatures of all persons authorized by the Participant (each an “Authorized Person”) to give Orders and instructions relating to any activity contemplated by this Agreement on behalf of the Participant. Such certificate may be relied upon by the Distributor, the Transfer Agent and the Trust as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until receipt by the Distributor and the Transfer Agent of a superseding certificate from the Participant stating that an individual should be added to the certificate. Whenever the Participant wants to revoke the authority of an Authorized Person, or change or cancel a PIN Number (as defined below), the Participant shall give prompt written notice of such fact to the Distributor and the Transfer Agent, and such notice shall be effective upon receipt by the Transfer Agent and the Distributor, so long as such notice is received by the Distributor and the Transfer Agent reasonably in advance of any instructions or Orders.

(b)  The Transfer Agent shall issue to each Authorized Person a unique personal identification number (“PIN Number”) by which the Participant and such Authorized Person shall be identified and instructions to the Trust, Transfer Agent, and Distributor issued by the Participant through the Authorized Person shall be authenticated. The Participant and each Authorized Person shall keep his/her PIN Number confidential and only those Authorized Persons who were issued a PIN Number shall use such PIN Number to identify himself/herself and to submit instructions for Participant, to the Trust, Transfer Agent, and Distributor. If an Authorized Person’s PIN Number is changed, the new PIN Number will become effective on a date mutually agreed upon in writing by the Participant and the Transfer Agent. If an Authorized Person’s PIN Number is compromised, the Participant shall contact the Transfer Agent promptly in writing in order for a new one to be issued. Upon receipt of written notice reasonably in advance as set forth in paragraph (a) of this section, the Transfer Agent agrees to promptly issue a PIN Number when the Participant adds an Authorized Person via certificate and shall promptly cancel a PIN Number when the Participant revokes a person’s authority to act for it.

(c)  The Transfer Agent and Distributor shall not have any obligation to verify instructions and Orders given using a PIN Number and shall assume that all instructions and Orders issued to it using an Authorized Person’s PIN Number have been properly placed, unless the Transfer Agent and Distributor have actual knowledge to the contrary because they received from the Participant written notice reasonably in advance of any instructions or Orders as set forth in paragraph (a) of this section that such person is no longer authorized to act on behalf of Participant. The Participant agrees that none of the Distributor, the Transfer Agent, the Trust or the Funds shall be liable, absent gross negligence, bad faith or willful misconduct, for any Loss (as defined below) incurred by the Participant as a result of the unauthorized use of an Authorized Person’s PIN Number, unless the Transfer Agent and the Distributor previously received from Participant written notice reasonably in advance of any instructions or Orders to revoke such Authorized Person’s PIN Number as set forth in paragraph (a) of this section. This paragraph (c) shall survive the termination of this Agreement.

10.	REDEMPTIONS

(a)  The Participant understands and agrees that Redemption Orders may be submitted only on days that the Trust is open for business, as required by Section 22(e) of the Investment Company Act of 1940, as amended (the “1940 Act”).

(b)  The Participant represents, warrants and agrees that, upon its demand to redeem any Creation Unit of Shares of any Fund, the Participant or the party for which it is acting, as the case may be, owns (within the meaning of Rule 200 of Regulation SHO) or has borrowed or has arranged to borrow the number of Shares of the relevant Fund to be redeemed as a Creation Unit; in each such case, the Shares will be delivered to the Fund on or prior to the Contractual Settlement Date of the Redemption Order. In either case, the Participant acknowledges that: (i) it or, if applicable, its Participant Client, has or will have full legal authority and legal right to deliver the requisite number of Shares of the relevant Fund to be redeemed as a Creation Unit on the Contractual Settlement Date; (ii) it has or, if applicable, its Participant Client has, full legal authority and legal right to receive the entire proceeds of the redemption on the Contractual Settlement Date; and (iii) if such Shares submitted for redemption have been loaned or pledged to another party or are the subject of a repurchase agreement, securities lending agreement, or any other arrangement affecting legal or beneficial ownership of such Shares being submitted for redemption, there are no restrictions precluding the delivery of such Shares (including borrowed shares, if any) for redemption, free and clear of liens, on the Contractual Settlement Date. In the event that the Distributor, the Trust and/or the Transfer Agent reasonably believes that the Participant does not own or have available for delivery the requisite number of Shares to be redeemed as a Creation Unit to deliver by the Contractual Settlement Date, the Trust, the Distributor and/or the Transfer Agent may require the Participant to deliver or execute supporting documentation evidencing ownership of sufficient Shares, or its right to deliver sufficient Shares of the relevant Fund, in order for the Redemption Order to be in proper form and, if such documentation is not satisfactory to the Distributor, the Trust and/or the Transfer Agent, in their sole discretion, then the Trust and/or the Distributor or the Transfer Agent, upon consultation with the Trust, may reject without liability the Participant’s Redemption Order. Failure to deliver or execute the requested supporting documentation may result in the Participant’s Redemption Order being rejected as not in proper form.

(c)  The Participant understands that Shares of any Fund may be redeemed only when one or more Creation Units are held in its account.

(d)  In the event that the Participant receives Fund Securities, which includes cash in lieu of all or a portion of investments as provided in the Prospectus, the value of which exceeds the net asset value of the applicable Fund at the time of redemption, the Participant agrees to pay, on the same business day it is notified, or cause the Participant Client to pay, on such day, to the applicable Fund an amount in cash equal to the difference or return such Fund Securities to the Fund, unless the parties otherwise agree.

11.	BENEFICIAL OWNERSHIP

(a)  The Participant represents and warrants that, based upon the number of outstanding Shares of any particular Fund, either (i) it does not, and will not in the future as the result of one or more Purchase Orders, hold for the account of any single Beneficial Owner, or group of related Beneficial Owners, 80 percent or more of the currently outstanding Shares of such Fund, so as to cause the Fund to have a basis in the portfolio securities deposited with the Fund different from the market value of such portfolio securities on the date of such deposit, pursuant to sections 351 and 362 of the Internal Revenue Code of 1986, as amended (the “Code”), or (ii) it is carrying the Deposit Securities as a dealer and as inventory in connection with its market making activities, so as not to cause the relevant Fund to have a basis in the Deposit Securities different from the market value of the Deposit Securities on the date of the deposit, pursuant to Section 351 and 362 of the Code.

(b)  A Fund, the Distributor, and the Transfer Agent have the right to require, as a condition to the acceptance of a deposit of Deposit Securities, information from the Participant regarding ownership of the Shares by the Participant and its customers, and to rely thereon to the extent necessary to make a determination regarding ownership of 80 percent or more of the Fund’s currently outstanding Shares by a Beneficial Owner.

12.	OBLIGATIONS OF PARTICIPANT

(a)  Pursuant to its obligations under the federal securities laws, the Participant agrees to maintain all books and records of all sales of Shares made by or through it and to furnish copies of such records to the Trust, Transfer Agent and/or the Distributor upon their reasonable request.

(b)  The Participant affirms that it has procedures in place reasonably designed to protect the privacy of non-public personal consumer/customer financial information to the extent required by applicable law, rule and regulation and that it will maintain such procedures throughout the term of this Agreement.

(c)  The Participant represents, covenants and warrants that it will not exercise or attempt to exercise a controlling influence over the management policies of a Fund and has taken affirmative steps so that it will not be an affiliated person of a Fund, a promoter or principal underwriter of a Fund, except under Section 2(a)(3)(C) of the 1940 Act due to ownership of Shares.

13.	INDEMNIFICATION

This Section 13 shall survive the termination of this Agreement. For the avoidance of doubt, any Loss (as defined below) incurred by an indemnified party shall be limited by the provisions of this Section 13 and Section 14 below.

(a)  The Participant hereby agrees to indemnify and hold harmless the Distributor, the Trust, the Funds, the Transfer Agent, their respective subsidiaries, affiliates, directors, trustees, officers, employees, and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a “Participant Indemnified Party”), from and against any loss, liability, cost, or expense (including reasonable attorneys’ fees) (“Loss”) incurred by such Participant Indemnified Party as a result of (i) any material breach by the Participant of any provision of this Agreement that relates to the Participant; (ii) any material failure on the part of the Participant to perform any of its obligations set forth in this Agreement; (iii) any material failure by the Participant to comply with applicable laws, including rules and regulations of self-regulatory organizations in relation to its role as Participant under this Agreement; (iv) actions of such Participant Indemnified Party taken in reliance upon any instructions reasonably believed by the Trust, the Distributor and/or the Transfer Agent to be genuine and to have been given by the Participant; (v) the Participant’s failure to complete an Order that has been accepted; or (vi)(1) any representation by the Participant, its employees or its agents or other representatives that is not consistent with the Trust’s then-current Prospectus made in connection with the offer or sale of Shares and (2) any untrue statement of a material fact contained in any materials prepared by Participant or its affiliates as described in Section 4 hereof or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent that such statement or omission relates to the Shares or any Participant Indemnified Party unless, in either case, such representation, statement or omission was made or included by the Participant at the written direction of the Trust or the Distributor, or is based upon written information provided by the Trust or the Distributor.

(b)  The Distributor hereby agrees to indemnify and hold harmless the Participant, its respective affiliates, directors, partners, members, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a “Distributor Indemnified Party”) from and against any Loss incurred by such Distributor Indemnified Party as a result of: (i) any material breach by the Distributor of any provision of this Agreement that relates to the Distributor; (ii) any material failure on the part of the Distributor to perform any of its obligations set forth in this Agreement; or (iii) any material failure by the Distributor to comply with applicable laws, rules and regulations, including rules and regulations of SROs, in relation to its role as Distributor, except the Distributor shall not be required to indemnify a Distributor Indemnified Party to the extent that such failure was caused by the Distributor’s reasonable reliance on instructions given or representations made by one or more Distributor Indemnified Parties.

(c)   The Trust hereby agrees to indemnify and hold harmless the Participant, its respective affiliates, directors, partners, members, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a “Trust Indemnified Party”) from and against any Loss incurred by such Trust Indemnified Party as a result of any material breach by the Trust of its representations in Section 4(c). All Shares represent interests in their underlying series, the assets and liabilities of which are separate and distinct. Any indemnification provided by the Trust in connection with the Shares shall be limited to the corresponding assets of such Fund.

(d)   An indemnifying party shall not be liable under the indemnity agreement contained in this Section 13 with respect to any claim made against any indemnified party unless the indemnified party shall have notified the indemnifying party in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the indemnified party (or after the indemnified party shall have received notice of service on any designated agent). However, failure to notify the indemnifying party of any claim shall not relieve the indemnifying party from any liability that it may have to any indemnified party against whom such action is brought otherwise than on account of the indemnity agreement contained in this Section 13 and shall only release it from such liability under this Section 13 to the extent it has been materially prejudiced by such failure to receive notice.

(e)  In no case is the indemnification provided by an indemnifying party to be deemed to protect against any liability the indemnified party would otherwise be subject to by reason of its own willful misfeasance, bad faith or gross negligence in the performance of its duties under this Agreement.

(f)  The indemnifying party shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any claims, but if the indemnifying party elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the indemnified party, defendant or defendants in the suit. If the indemnifying party assumes the defense of any such suit and retains counsel, the indemnified party shall bear the fees and expenses of any additional counsel that it retains. If the indemnifying party does not assume the defense of such suit, or if the indemnified party has been advised by counsel that it may have available defenses or claims that are not available to or conflict with those available to indemnifying party, the indemnifying party will reimburse the indemnified party for the reasonable fees and expenses of the counsel that such indemnified party retains.

(g)  No indemnified party shall settle any claim against it for which it intends to seek indemnification from the indemnifying party without prior written notice to and consent from the indemnifying party, which consent shall not be unreasonably withheld. No indemnified or indemnifying party shall settle any claim unless the settlement contains a full release of liability with respect to the other party in respect of such action.

14.	LIMITATION OF LIABILITY

This Section 14 shall survive the termination of this Agreement.

(a)  In no event shall any party be liable for any special, indirect, incidental, exemplary, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of revenue, loss of actual or anticipated profit, loss of contracts, loss of the use of money, loss of anticipated savings, loss of business, loss of opportunity, loss of market share, loss of goodwill or loss of reputation), even if such parties have been advised of the likelihood of such loss or damage and regardless of the form of action. In no event shall any party be liable for the acts or omissions of DTC, NSCC or any other securities depository or clearing corporation.

(b)  Neither the Distributor, the Transfer Agent, nor the Participant shall be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation: acts of God; earthquakes; fires; floods; wars; civil or military disturbances; terrorism; sabotage; epidemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions.

(c)  The Trust, the Distributor and the Transfer Agent may conclusively rely upon, and shall be fully protected in acting or refraining from acting upon, any communication authorized under this Agreement and upon any written or oral instruction, notice, request, direction or consent reasonably believed by them to be genuine, and in no event shall any of the Trust, the Distributor or the Transfer Agent be liable for any losses incurred as a result of unauthorized use of any PIN.

(d)  In the absence of bad faith, gross negligence or willful misconduct on its part, the Distributor whether acting directly or through its agents, affiliates or attorneys, shall not be liable for any action taken, suffered or omitted or for any error of judgment made by it in the performance of its duties hereunder. The Distributor shall not be liable for any error of judgment made in good faith unless in exercising such it shall have been grossly negligent in ascertaining the pertinent facts necessary to make such judgment. As to the Transfer Agent, in the absence of bad faith, gross negligence or willful misconduct on its part, whether acting directly or through its agents, affiliates or attorneys, the Transfer Agent shall not be liable for any action taken, suffered or omitted or for any error of judgment made by it in the performance of its duties hereunder. The Transfer Agent shall not be liable for any error of judgment made in good faith unless in exercising such it shall have been grossly negligent in ascertaining the pertinent facts necessary to make such judgment.

(e)  The Distributor and the Transfer Agent undertake to perform such duties and only such duties as are expressly set forth herein, or expressly incorporated herein by reference, and no implied covenants or obligations shall be read into this Agreement against the Distributor or the Transfer Agent.

(f)  Neither the Trust, the Distributor nor the Transfer Agent shall be liable to the Participant or to any other person for any damages arising out of mistakes or errors in data provided to the Trust, the Distributor or the Transfer Agent by a third party, or out of interruptions or delays of electronic means of communications with the Trust, the Distributor or the Transfer Agent.

15.	INFORMATION ABOUT DEPOSIT SECURITIES

On each day that the Trust is open for business the names and amounts of Deposit Securities to be included in a Fund Deposit, excluding any non-conforming (or “custom”) Fund Deposit, for each Fund will be published in accordance with industry standard and applicable regulatory requirements.

16.	RECEIPT OF PROSPECTUSES BY PARTICIPANT

The Participant acknowledges receipt of the Prospectuses and represents that it has reviewed and understands the terms thereof.

17.	CONSENT TO ELECTRONIC DELIVERY OF PROSPECTUSES

The Distributor will provide to the Participant copies of the Prospectus and any printed supplemental information in reasonable quantities upon request of Participant. The Participant consents to the delivery of the Prospectus electronically at the e-mail address under Participant’s signature. The Participant understands that the current Prospectus and most recent shareholder report for each Fund are available at the applicable Fund’s website. The Distributor will notify the Participant when a revised, supplemented or amended Prospectus for any Fund is available and deliver or otherwise make available to the Participant copies of such revised, supplemented or amended Prospectus at such time and in such numbers as to enable the Participant to comply with any obligation it may have to deliver such Prospectus to its customers. As a general matter, the Distributor will make such revised, supplemented or amended Prospectuses available to the Participant no later than its effective date.

The Participant agrees to maintain the e-mail address set forth on the signature page to this Agreement and further agrees to promptly notify the Distributor if its e-mail address changes. The Participant understands that it must have Internet access to electronically access the Prospectuses. The Participant may revoke the consent to electronic delivery of the Prospectuses at any time by providing written notice to the Distributor.

18.	NOTICES

Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery; by Federal Express or other similar delivery service; by registered or certified United States first class mail, return receipt requested; or by facsimile, electronic mail or similar means of same day delivery (with a confirming copy by mail). Unless otherwise notified in writing, all notices to the Trust shall be at the address or telephone or facsimile numbers indicated below the signature of the Distributor. All notices to the Participant, the Distributor, and the Transfer Agent shall be directed to the address or telephone, or facsimile numbers indicated below the signature line of such party.

19.	EFFECTIVENESS, TERMINATION, AND AMENDMENT OF AGREEMENT

(a)  This Agreement shall become effective on the date set forth below and may be terminated at any time by any party upon sixty (60) days’ prior written notice to the other parties, and may be terminated earlier by the Trust, the Participant or the Distributor at any time in the event of a material breach by another party of any provision of this Agreement. This Agreement may be terminated immediately by a party at such time as the Trust, the Distributor or the Participant becomes insolvent or becomes the subject of a bankruptcy proceeding or winding up.

(b)  No party may assign its rights or obligations under this Agreement (in whole or in part) without the prior written consent of the other party, which shall not be unreasonably withheld.

(c)  This Agreement, including annexes, may be amended or modified: (i) by a written document signed by an authorized representative of each party; or (ii) by the Distributor from time to time without the consent of any Participant or Beneficial Owner by the following procedure: the Distributor will mail a copy of the amendment to the Participant and if the Participant does not object in writing to the amendment within ten (10) days after its receipt, it will be deemed Participant’s acceptance of the amendment as part of this Agreement in accordance with its terms.

This Agreement is intended to, and shall apply to, each of the current and future Funds of the Trust, such that no amendment shall be required in the event that the Trust creates new Funds or terminates existing Funds, provided, however, that the Distributor shall provide notice to the Participant of such creation or termination of Funds.

20.	GOVERNING LAW

This Section 20 shall survive the termination of this Agreement.

This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware without regard to the conflicts of laws provisions thereof. The parties irrevocably submit to the personal jurisdiction and service and venue of any Delaware state court or United States Federal court sitting in Delaware having subject matter jurisdiction, for the purposes of any suit, action or proceeding arising out of or relating to this Agreement, and waive any claim of forum non conveniens. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.

21.	COUNTERPARTS

This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute one and the same instrument. This Agreement shall be deemed executed by all parties when any one or more counterparts hereof or thereof, individually or taken together, bears the original facsimile or scanned signatures of each of the parties.

22.	SEVERANCE

If any provision of this Agreement is held by any court or any act, regulation, rule or decision of any other governmental or supra-national body or authority or regulatory or self-regulatory organization to be invalid, illegal or unenforceable for any reason, it shall be invalid, illegal or unenforceable only to the extent so held and shall not affect the validity, legality or enforceability of the other provisions of this Agreement and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

23.	HEADINGS

Headings and sub-headings are included solely for convenient reference and shall not affect the meaning, construction, operation, or effect of the terms of this Agreement.

24.	ENTIRE AGREEMENT

This Agreement, which includes the annexes, supersedes any prior agreement between the parties with respect to the subject matter contained herein and constitutes the entire agreement between the parties regarding the matters contained herein.

[Signature page follows]

The duly authorized representatives of the below parties have executed this Agreement, the effective date of which shall be the date of the most recent signature below.

GUGGENHEIM FUNDS DISTRIBUTORS, LLC

By:

Name:

Title:

Address:

Telephone:

Facsimile:

E-mail:

Date:

[Participant]

DTC/NSCC Clearing Participant Code:

By:

Name:

Title:

Address:

Telephone:

Facsimile:

E-mail:

Date:

ACCEPTED BY:

THE BANK OF NEW YORK MELLON, as Transfer Agent

By:

Name:

Title:

Address:

Telephone:

Facsimile:

E-mail:

Date:

AGREED, SOLELY WITH RESPECT TO SECTIONS 4(C) AND 13(C):

GUGGENHEIM FUNDS TRUST

By:

Name:

Title:

Address:

Telephone:

Facsimile:

E-mail:

Date:

ANNEX I

AUTHORIZED PERSONS

This Annex I sets forth the names, titles, telephone numbers, and e-mail addresses of all persons (each an “Authorized Person”) authorized to give instructions or any other notice, request or instruction on behalf of              (the “AP”) pursuant to the Authorized Participant Agreement (“AP Agreement”) by and among Guggenheim Funds Distributors, LLC, the AP, The Bank of New York Mellon, and Guggenheim Funds Trust. This Annex I shall be considered to be in full force and effect until the execution of a superseding Annex I by a duly authorized person of the AP.

The Authorized Persons named herein are the only persons authorized to give instructions or any other notices, requests, or instructions on behalf of the AP with respect to the AP Agreement.

Participant Name	NSCC #

NAME	SIGNATURE (digital is acceptable	TITLE	TELEPHONE NUMBER	E-MAIL ADDRESS

The undersigned does hereby certify that the persons listed above have been duly elected to the offices set forth next to their names, that they presently hold such offices, that they have been duly authorized to act as Authorized Persons of this institution in its capacity as an AP.

By:

Name:

Title:

Date:

ANNEX II

TO

AUTHORIZED PARTICIPANT AGREEMENT

FOR GUGGENHEIM FUNDS TRUST

PROCEDURES FOR PROCESSING

PURCHASE ORDERS AND REDEMPTION ORDERS

This Annex II to the Authorized Participant Agreement supplements the Prospectus with respect to the procedures to be used in processing (1) a Purchase Order for the purchase of Shares of Guggenheim Funds Trust in Creation Units of each Fund and (2) a Redemption Order for the redemption of Shares of Guggenheim Funds Trust in Creation Units of each Fund. Capitalized terms, unless otherwise defined in this Annex II, have the meanings attributed to them in the Authorized Participant Agreement or the Prospectus.

An Authorized Participant is required to have signed the Authorized Participant Agreement. Upon acceptance of the Agreement and execution thereof by the Trust and in connection with the initial Purchase Order submitted by the Authorized Participant, the Transfer Agent will assign a PIN to each Authorized Person authorized to act for an Authorized Participant. This will allow an Authorized Participant through its Authorized Person(s) to place a Purchase Order or Redemption Order with respect to the purchase or redemption of Creation Units of Shares of a Fund. Purchase and Redemption Orders will only be accepted in accordance with the Trust’s then-current registration statement.

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ANNEX II — PART A

TO

AUTHORIZED PARTICIPANT AGREEMENT

FOR GUGGENHEIM FUNDS TRUST

TO PLACE A PURCHASE ORDER FOR

CREATION UNIT(S) OF SHARES OF ONE OR MORE FUNDS OF

GUGGENHEIM FUNDS TRUST

1. PLACING A PURCHASE ORDER.

The Authorized Participant (“AP”) submitting an order to create shall submit such orders containing the information required by the Transfer Agent in the following manner: (a) by telephone to the Transfer Agent representative followed up with the faxed order form according to the procedures set forth below; (b) through Transfer Agent’s electronic order entry system, as such may be made available and constituted from time to time, the use of which shall be subject to the terms and conditions attached hereto as Annex VI; or (c) by telephone to the Transfer Agent representative and the Distributor, as applicable, according to the procedures set forth below. The order so transmitted (either in writing, orally or electronic form) is hereinafter referred to as the “Submission” or the “Purchase Order” as applicable, and the Business Day on which a Submission is made is hereinafter referred to as the “Transmittal Date”.

NOTE THAT WHEN THE TELEPHONIC METHOD OF SUBMITTING ORDERS IS USED, THE TELEPHONE CALL IN WHICH THE SUBMISSION NUMBER IS ISSUED INITIATES THE ORDER PROCESS BUT DOES NOT ALONE CONSTITUTE THE ORDER. AN ORDER OR REQUEST IS ONLY COMPLETED AND PROCESSED UPON RECEIPT OF THE FAXED SUBMISSION.

To begin a Purchase Order that is not submitted through the BNYM Interface, the AP must telephone the BNYM ETF Order Desk Administrator at 844-545-1258 or such other number as BNYM designates in writing to the AP. This telephone call must be made by an Authorized Person of the AP and answered by the BNYM ETF Order Desk before the closing time of the regular trading session on the Exchange, which is ordinarily 4:00 p.m. Eastern Standard Time (“Order Cutoff Time”). Upon verifying the authenticity of the AP (as determined by the use of the appropriate PIN), the BNYM ETF Order Desk Administrator will request that the AP place the Purchase Order. To do so, the AP must provide the appropriate ticker symbols when referring to each Fund. After the AP has placed the Purchase Order, the BNYM ETF Order Desk Administrator will read the Purchase Order back to the AP. The AP then must affirm that the Purchase Order has been taken correctly by the BNYM ETF Order Desk Administrator. If the AP affirms that the Purchase Order has been taken correctly, the BNYM ETF Order Desk Administrator will issue a confirmation number to the AP, which completes the order. All orders may also be placed by the AP via the BNYM Interface by the Order Cutoff Time.

Purchase Orders for select Funds T-1 (T minus 1) Next Day are to be placed after the closing time of the regular trading session on the Exchange, which is ordinarily 4:00 PM Eastern Standard Time, on any Business Day. Such Purchase Orders, if accepted, will receive the next Business Day’s NAV per Creation Unit. The Transfer Agent’s telephone number for all T- l orders is 844-545-1261. Upon verifying the authenticity of the AP (as determined by the use of the appropriate PIN), Transfer Agent will request that the AP place the Purchase Order. To do so, the AP must provide the appropriate ticker symbols when referring to each Fund. After the AP has placed the Purchase Order, Transfer Agent will read the Purchase Order back to the AP. The AP then must affirm that the Purchase Order has been taken correctly by Transfer Agent. If the AP affirms that Purchase Order has been taken correctly, Transfer Agent will issue a confirmation number to the AP.

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PLEASE NOTE: A PURCHASE ORDER REQUEST IS NOT COMPLETE UNTIL THE CONFIRMATION NUMBER IS ISSUED BY THE TRANSFER AGENT REPRESENTATIVE. AN ORDER CANNOT BE CANCELED BY THE AP REPRESENTATIVE AFTER THE ORDER CUTOFF TIME APPLICABLE TO THAT ORDER. INCOMING TELEPHONE CALLS ARE QUEUED AND WILL BE HANDLED IN THE SEQUENCE RECEIVED. ACCORDINGLY, THE AP SHOULD NOT HANG UP AND REDIAL. CALLS THAT ARE IN PROGRESS BY THE ORDER CUTOFF TIME ARE VALID FOR PROCESSING AND, IF OTHERWISE IN ORDER, WILL BE TAKEN SUBMITTED FOR ACCEPTANCE. PLEASE NOTE THAT “IN PROGRESS” IS DEFINED AS AN AP ACTUALLY SPEAKING WITH A TRANSFER AGENT REPRESENTATIVE. CALLS THAT ARE PLACED BEFORE THE ORDER CUTOFF TIME BUT THAT ARE STILL HOLDING IN QUEUE UNANSWERED AT OR AFTER THE ORDER CUTOFF TIME WILL NOT BE PROCESSED OR ACCEPTED. INCOMING CALLS RECEIVED AFTER THE APPLICABLE ORDER CUTOFF TIME WILL NOT BE ANSWERED. ALL TELEPHONE CALLS WILL BE RECORDED.

2. RECEIPT OF TRADE CONFIRMATION.

Subject to the conditions that a properly completed telephone Purchase Order has been placed by the AP (either on its own or its customer’s behalf) not later than the applicable Order Cutoff Time, the Distributor will accept the Purchase Order on behalf of the Trust and Distributor and will confirm in writing to the AP that its Purchase Order has been accepted within 45 minutes after the designated Order Cutoff Time (e.g., 4:45 p.m. Eastern Time) on the Business Day the Purchase Order is received. Once the Purchase Order has been approved by the Distributor, the Distributor will sign or time-stamp the order and send the Purchase Order to the Transfer Agent.

3. QUALITY ASSURANCE.

After a confirmation number is issued by the BNYM ETF Order Desk Administrator to the AP, AP will fax a written version of the Purchase Order to the BNYM ETF Order Desk Administrator. Upon receipt, the BNYM ETF Order Desk Administrator should immediately telephone AP if the BNYM ETF Order Desk Administrator believes that the Purchase Order has not been indicated correctly by AP. In addition, the BNYM ETF Order Desk Administrator will telephone the AP within 15 minutes of the call if the Purchase Order form has not been received.

4. REJECTING OR SUSPENDING PURCHASE ORDERS.

The Trust or Distributor reserves the absolute right to reject or revoke acceptance of a Purchase Order if (i) the order is not in proper form as determined by the Trust, the BNYM ETF Order Desk Administrator or Distributor; (ii) the investor(s), upon obtaining the Shares ordered, would own 80% or more of the currently outstanding Shares of the Fund; (iii) the portfolio of Deposit Securities delivered is not as specified by Distributor; (iv) acceptance of the Deposit Securities would have certain adverse tax consequences to the Fund; (v) the acceptance of the Fund Deposit would, in the opinion of counsel, be unlawful; (vi) the acceptance of the Fund Deposit would, in the discretion of the Fund or Investment Manager, have an adverse effect on the Fund or the rights of beneficial owners of a Fund; or (vii) circumstances outside the control of the Trust, Investment Manager, Distributor or Transfer Agent make it impracticable to process a Purchase Order. The Trust or the Distributor shall notify the AP of a rejection or revocation of any Purchase Order. The Trust and Distributor are under no duty, however, to give notification of any defects or irregularities in the delivery of Fund Deposits nor shall either of them incur any liability for the failure to give any such notification.

Except as provided herein, all Purchase Orders for Creation Units of Shares of the Trust are irrevocable by the AP. The Trust acknowledges its agreement to return to the AP or any party for which it is acting any dividend,

Guggenheim Funds Trust	3

distribution or other corporate action paid to the Trust in respect of any Deposit Security that is transferred to the Trust that, based on the valuation of such Deposit Security at the time of transfer, should have been paid to the AP or any party for which it is acting.

5. CONTRACTUAL SETTLEMENT.

(a) for Domestic Funds

(1) Except as provided below, Deposit Securities must be delivered through the National Securities Clearing Corporation (“NSCC”) to a Depository Trust Company (“DTC”) account maintained at the Custodian of the Trust on or before the Domestic Contractual Settlement Date (defined below). The AP must also make available on or before the Contractual Settlement Date, by means satisfactory to the Trust, immediately available or same day funds estimated by the Trust to be sufficient to pay the Cash Component next determined after acceptance of the Purchase Order, together with the applicable purchase Transaction Fee. Any excess funds will be returned following settlement of the issue of the Creation Unit of Shares of the Fund. The “Domestic Contractual Settlement Date” is the earlier of (i) date upon which all of the required Deposit Securities, the Cash Component and any other cash amounts which may be due are delivered to the Trust and (ii) trade date plus one (T+1) Business Day. Except as provided in the next two paragraphs, a Creation Unit of Shares of any Fund will be issued concurrently with the transfer of good title to the Trust of the portfolio of Deposit Securities through the NSCC’s Continuous Net Settlement (“CNS”) system and the payment of the Cash Component and the purchase Transaction Fee through CNS.

(a)

The use of CNS, a net settlement system, creates a fungible position in the ETF agent’s DTC account, as such there may not be a one to one relationship between the internal and external records until all Deposit Security Transactions are settled at NSCC.

(2) The Trust reserves the right, in its sole discretion, to accept or require a basket of securities or cash that differs from a basket of Deposit Securities and/or cash published or transacted on a Business Day, or to permit or require the substitution of an amount of cash (i.e., a “cash in lieu” amount ) to be added to the Cash Component to replace any Deposit Security, including, for example, to replace any Deposit Security of a Fund which may not be available in sufficient quantity for delivery or which may not be eligible for transfer through the CNS Clearing Process, or which may not be eligible for transfer through the systems of DTC and hence not eligible for transfer through the CNS Clearing Process (discussed below). The Trust may adjust the Transaction Fee within the parameters described in the Prospectus. The Trust also reserves the right to permit or require the substitution of a cash in lieu amount to be added to the Cash Component to replace any Deposit Security the acquisition of which by the Trust would be prohibited by applicable law or regulation.

(3) Any settlement outside the CNS Clearing Process is subject to additional requirements and fees as discussed in the Prospectus.

(4) If the Trust notifies the Distributor and Transfer Agent via the order platform or electronic means that a “cash in lieu” amount will be accepted, the AP shall deliver, on behalf of itself or the party on whose behalf it is acting, the “cash in lieu” amount, with any appropriate adjustments as advised by the Trust which may include any difference between the actual cost to the Trust to acquire an omitted security and the value of the security had the security been delivered in kind. Additional amounts, if any, shall be included in the calculation of the Cash Component to be received. Any excess amounts will be returned to the AP following settlement of the issue of the Creation Unit of Shares.

Guggenheim Funds Trust	4

(5) In the event that a Fund Deposit is incomplete on the settlement date for a Creation Unit of Shares because certain or all of the Deposit Securities are missing, the Trust ~~may~~ issue a Creation Unit of Shares notwithstanding such deficiency in reliance on the undertaking of the AP to deliver the missing Deposit Securities as soon as possible, which undertaking shall be secured by the AP’s delivery and maintenance of collateral consisting of cash having a value at least equal to 105% of the value of the missing Deposit Securities marked to market daily. The parties hereto agree that the delivery of such collateral shall be made in accordance with the Cash Collateral Settlement Procedures, which procedures shall be provided to the AP by the Transfer Agent upon request. The parties hereto further agree that the Fund may purchase the missing Deposit Securities at any time and the AP agrees to accept liability for any shortfall between the cost to the Fund of purchasing such Deposit Securities and the value of the collateral, which may be sold by the Fund at such time, and in such manner, as the Fund may determine in its sole discretion.

(b) For International Funds:

(1) Except as provided below, Deposit Securities must be delivered to an account maintained at the applicable local subcustodian of the Trust on or before the International Contractual Settlement Date (defined below). The AP must also make available on or before the International Contractual Settlement Date, by means satisfactory to the Trust, immediately available or same day funds estimated by the Trust to be sufficient to pay the Cash Component next determined after acceptance of the Purchase Order, together with the applicable purchase Transaction Fee (as described in the Prospectus). Any excess funds will be returned following settlement of the issue of the Creation Unit of Shares. The “International Contractual Settlement Date” with respect to each International Fund is the earlier of (i) the date upon which all of the required Deposit Securities, the Cash Component and any other cash amounts which may be due are delivered to the Trust and (ii) the latest day for settlement on the customary settlement cycle in the jurisdiction(s) where the any of the securities of such International Fund are customarily traded.

(2) Except as provided in the next two paragraphs, a Creation Unit of Shares will not be issued until the transfer of good title to the Trust of the portfolio of Deposit Securities and the payment of the Cash Component and the purchase Transaction Fee have been completed. When the subcustodian confirms to Custodian that the required securities included in the Fund Deposit (or, when permitted in the sole discretion of the Trust, the cash value thereof) have been delivered to the account of the relevant subcustodian, Custodian shall notify Distributor and the Trust will issue and cause the delivery of the Creation Unit of Shares.

(3) The Trust reserves the right, in its sole discretion, to accept a basket of securities or cash that differs from a basket of Deposit Securities and/or cash published or transacted on a Business Day, or to permit or require the substitution of an amount of cash (i.e., a “cash in lieu” amount) to replace any Deposit Security. If the Trust notifies the Distributor and Transfer Agent via the order platform or electronic means the AP shall deliver, on behalf of itself or the party on whose behalf it is acting, the “cash in lieu” amount, with any appropriate adjustments as advised by the Trust, including any applicable adjustment to the Transaction Fee as allowable by the Prospectus. For T-1 Purchase Orders, the AP will deliver the “cash in lieu” amount on the Business Day following the day the Order was placed (T). For all other orders with respect to the International T-1 Funds, the AP will deliver the “cash in lieu” amount no later than the Business Day following the day the Order was placed. Any excess funds will be returned following settlement of the issue of the Creation Unit of Shares. The issuance of Creation Units of Shares for the International T-1 Funds will occur on the latest day for settlement on the customary settlement cycle in the jurisdictions where the securities of such Funds are traded, notwithstanding the delivery of the Cash Component prior to such date.

(4) In the event that a Fund Deposit is incomplete on the settlement date for a Creation Unit of Shares because certain or all of the Deposit Securities are missing, the Trust may issue a Creation Unit of Shares

Guggenheim Funds Trust	5

notwithstanding such deficiency in reliance on the undertaking of the AP to deliver the missing Deposit Securities as soon as possible, which undertaking shall be secured by the AP’s delivery and maintenance of collateral consisting of cash having a value at least equal to 105% of the value of the missing Deposit Securities marked to market daily. The parties hereto agree that the delivery of such collateral shall be made in accordance with the Cash Collateral Settlement Procedures, which procedures shall be provided to the AP by Transfer Agent upon request. The parties hereto further agree that the Fund may purchase the missing Deposit Securities at any time and the AP agrees to accept liability for any shortfall between the cost to the Fund of purchasing such Deposit Securities and the value of the collateral, which may be sold by the Fund at such time, and in such manner, as the Fund may determine in its sole discretion.

6. CASH PURCHASES.

When, in the sole discretion of the Trust, cash purchases of Creation Units of Shares are available or specified for a Fund, such purchases shall be effected in essentially the same manner as in-kind purchases thereof. In the case of a cash purchase, the AP must pay the cash equivalent of the Deposit Securities it would otherwise be required to provide through an in-kind purchase, plus the same Cash Component required to be paid by an in-kind purchaser. In addition, to offset the Fund’s brokerage and other transaction costs associated with using the cash to purchase the requisite Deposit Securities, the AP must pay a Transaction Fee. The Transaction Fees for in-kind and cash purchases of Creation Units of Shares are described in the Prospectus.

7. CUSTOM BASKETS.

The Trust has developed procedures for creations and redemptions using baskets of securities and/or cash that differ from a basket of Deposit Securities and/or cash published or transacted on a Business Day (a “Custom Basket”). In order for an AP to deliver a Custom Basket in connection with a Purchase Order rather than the basket of Deposit Securities published by NSCC together with the Cash Amount, any cash in lieu amounts and any other cash fees, the Distributor, Transfer Agent, Investment Manager or Trust must notify the AP that the Fund would like to effect the purchase through a Custom Basket and identify the contents of the Custom Basket on or prior to the time the AP calls with its Purchase Order and the AP must agree to deliver the Custom Basket in connection with the purchase. On or prior to trade date, the Transfer Agent must notify NSCC of the Deposit Securities to be added to or omitted from the creation basket. For the avoidance of doubt, where an AP submits an order with certain positions marked as cash in lieu, such order is not subject to this provision.

8. SHORT SETTLEMENT TRANSACTIONS.

With respect to short settlement transactions, as may be permitted for certain Funds from time to time, the Trust may assess a cash collateral buffer as a percentage of the total order value. The cash collateral buffer would be added to the Cash Component of the basket. On the Business Day following the trade date of a short settlement transaction, the Trust will calculate the true-up amount and either instruct a return wire to the Authorized Participant with all or a portion of the cash collateral or require additional funds from the Authorized Participant. The Trust requires the true-up amount from the Authorized Participant to be paid the same day.

Guggenheim Funds Trust	6

ANNEX II — PART B

TO

AUTHORIZED PARTICIPANT AGREEMENT

FOR GUGGENHEIM FUNDS TRUST

PROCEDURES TO PLACE A REDEMPTION ORDER FOR

CREATION UNIT(S) OF SHARES OF ONE OR MORE FUNDS OF

GUGGENHEIM FUNDS TRUST

1. PLACING A REDEMPTION ORDER.

Redemption Orders for Creation Units of Shares may be initiated only on days that the Exchange is open for trading. Redemption Orders may only be made in whole Creation Units of shares of each Fund.

The AP submitting a request to redeem shall submit such requests containing the information required to the Transfer Agent in the following manner: (a) by telephone to the Transfer Agent representative followed up with the faxed order form according to the procedures set forth below; (b) through Transfer Agent’s electronic order entry system, as such may be made available and constituted from time to time, the use of which shall be subject to the terms and conditions attached hereto as Annex VI; or (c) by telephone to the Transfer Agent representative and the Distributor, as applicable, according to the procedures set forth below. The request so transmitted (either in writing, orally or electronic form) is hereinafter referred to as the “Submission” or the “Redemption Order” as applicable, and the Business Day on which a Submission is made is hereinafter referred to as the “Transmittal Date”.

NOTE THAT WHEN THE TELEPHONIC METHOD OF REQUESTING A REDEMPTION IS USED, THE TELEPHONE CALL IN WHICH THE REQUEST NUMBER IS ISSUED INITIATES THE REQUEST PROCESS BUT DOES NOT ALONE CONSTITUTE THE REQUEST. A REQUEST IS ONLY COMPLETED AND PROCESSED UPON RECEIPT OF THE FAXED SUBMISSION.

Redemption Orders for Creation Units of Shares may be initiated only on days that the Exchange is open for trading. Redemption Orders may only be made in whole Creation Units of shares of each Fund. To begin a Redemption Order that is not submitted through the BNYM Interface, the AP must telephone the BNYM ETF Order Desk Administrator at 844-545-1258. This telephone call must be made by an Authorized Person of the AP and answered by the BNYM ETF Order Desk before the closing time of the regular trading session on the Exchange, which is ordinarily 4:00 p.m. Eastern Standard Time (“Order Cutoff Time”). Upon verifying the authenticity of the AP (as determined by the use of the appropriate PIN), the BNYM ETF Order Desk Administrator will request that the AP place the Redemption Order. To do so, the AP must provide the appropriate ticker symbols when referring to a Fund. After the AP has placed the Redemption Order, the BNYM ETF Order Desk Administrator will read the Redemption Order back to the AP. The AP then must affirm that the Redemption Order has been taken correctly by the BNYM ETF Order Desk Administrator. If the AP affirms that the Redemption Order has been taken correctly, the BNYM ETF Order Desk Administrator will issue a confirmation number to the AP which completes the order. All orders may also be placed by the AP via the BNYM ETF Center Interface by the Order Cutoff Time.

Redemption Orders for select funds (T-1 (T minus 1)) Next Day are to be placed after the closing time of the regular trading session on the Exchange, which is ordinarily 4:00 PM Eastern Standard Time, on any Business Day. Such Redemption Orders, if accepted, will receive the next Business Day’s NAV per Creation Unit. The Transfer Agent telephone number for all T-1 orders is 844-545-1261. Upon verifying the authenticity of the AP (as determined by the use of the appropriate PIN), Transfer Agent will request that the AP place the Redemption

Guggenheim Funds Trust	7

Order. To do so, the AP must provide the appropriate ticker symbols when referring to each Fund. After the AP has placed the Redemption Order, Transfer Agent will read the Redemption Order back to the AP. The AP then must affirm that the Redemption Order has been taken correctly by Transfer Agent. If the AP affirms that Redemption Order has been taken correctly, Transfer Agent will issue a confirmation number to the AP.

PLEASE NOTE: A REDEMPTION ORDER REQUEST IS NOT COMPLETE UNTIL THE CONFIRMATION NUMBER IS ISSUED BY THE TRANSFER AGENT REPRESENTATIVE. AN ORDER CANNOT BE CANCELED BY THE AP REPRESENTATIVE AFTER THE ORDER CUTOFF TIME APPLICABLE TO THAT ORDER. INCOMING TELEPHONE CALLS ARE QUEUED AND WILL BE HANDLED IN THE SEQUENCE RECEIVED. ACCORDINGLY THE AP SHOULD NOT HANG UP AND REDIAL. CALLS THAT ARE IN PROGRESS BY THE ORDER CUTOFF TIME ARE VALID FOR PROCESSING AND, IF OTHERWISE IN ORDER, WILL BE TAKEN SUBMITTED FOR ACCEPTANCE. PLEASE NOTE THAT “IN PROGRESS” IS DEFINED AS AN AP ACTUALLY SPEAKING WITH A TRANSFER AGENT REPRESENTATIVE. CALLS THAT ARE PLACED BEFORE THE ORDER CUTOFF TIME BUT THAT ARE STILL HOLDING IN QUEUE UNANSWERED AT OR AFTER THE ORDER CUTOFF TIME WILL NOT BE PROCESSED OR ACCEPTED. INCOMING CALLS RECEIVED AFTER THE APPLICABLE ORDER CUTOFF TIME WILL NOT BE ANSWERED. ALL TELEPHONE CALLS WILL BE RECORDED.

2. RECEIPT OF CONFIRMATION.

Subject to the conditions that a duly completed Redemption Order is received by Transfer Agent from the AP on behalf of itself or another redeeming investor by the applicable Order Cutoff Time, the Transfer Agent will accept the Redemption Order on behalf of the Trust and Distributor and will confirm in writing to the AP that its Redemption Order has been accepted within 45 minutes after the designated Order Cutoff Time (e.g., 4:45 p.m. Eastern Time) on the Business Day the Redemption Order is received.

3. QUALITY ASSURANCE.

(a) After a confirmation number is issued by the BNYM ETF Order Desk Administrator to the AP, AP will fax a copy of the Redemption Order to the Transfer Agent. Upon receipt, Transfer Agent should immediately telephone AP if the Transfer Agent believes that the Redemption Order has not been indicated correctly by the AP. In addition, the BNYM ETF Order Desk Administrator will telephone the AP within 15 minutes of the call if the Redemption Order form has not been received.

(b) In the Redemption Order, the AP will be required to acknowledge its agreement on behalf of itself and any party for which it is acting (whether as a customer or otherwise) to return to the Trust any dividend, distribution or other corporate action paid to it or to the party for which it is acting in respect of any Fund Security that is transferred to the AP or any party for which it is acting that, based on the valuation of such Fund Security at the time of transfer, should be paid to the Fund to which the Redemption Order relates. In the Redemption Order, the AP will also be required to acknowledge its agreement on behalf of itself and any party for which it is acting (whether as a customer or otherwise) that the Trust is entitled to reduce the amount of money or other proceeds due to the AP or any party for which it is acting by an amount equal to any dividend, distribution or other corporate action to be paid to it or to the party for which it is acting in respect of any Fund Security that is transferred to the AP or any party for which it is acting that, based on the valuation of such Fund Security at the time of transfer, should be paid to the Fund to which the Redemption Order relates.

4. TAKING DELIVERY OF FUND SECURITIES.

Guggenheim Funds Trust	8

The Fund Securities constituting in-kind redemption proceeds will be delivered to the appropriate account which must be indicated in the AP’s Standing Redemption Instructions. An Authorized Person of the AP may amend the AP’s Standing Redemption Instructions from time to time in writing to the BNYM ETF Order Desk Administrator and the Trust in a form approved by the Trust. A redeeming Beneficial Owner or the AP acting on behalf of such Beneficial Owner must maintain an appropriate securities account at a broker-dealer, bank or other custody arrangements to which account such Fund Securities will be delivered. Redemptions of Shares for Fund Securities will be subject to compliance with applicable United States federal and state securities laws.

5. CONTRACTUAL SETTLEMENT.

(a)   For Domestic Funds:

(1) Except as provided below, the Shares of any Domestic Fund must be delivered through the National Securities Clearing Corporation (“NSCC”) to a Depository Trust Company (“DTC”) account maintained at the Fund’s Custodian on or before the Domestic Contractual Settlement Date (defined below). The Trust will make available on the Domestic Contractual Settlement Date, the Cash Amount next determined after acceptance of the Redemption Order, less the applicable purchase Transaction Fee. The “Domestic Contractual Settlement Date” is the date upon which all of the required Shares must be delivered to the Trust and, the Fund Securities, Cash Amount less any fees are delivered by the Trust to the AP (ordinarily trade date plus one (T+1) Business Day). Except as provided in the next two paragraphs, the Fund Securities representing Creation Units of Shares will be issued concurrently with the transfer of good title to the Trust of the required number of Shares through the NSCC’s Continuous Net Settlement (CNS) system and the delivery of the Cash Amount less the purchase Transaction Fee through CNS.

(a)

The use of CNS, a net settlement system, creates a fungible position in the ETF agent’s DTC account, as such there may not be a one to one relationship between the internal and external records until all Fund Security Transactions are settled at NSCC.

(2) The Trust reserves the right, in its sole discretion, to deliver a basket of securities and/or cash that differs from a published or transacted basket of Fund Securities and/or cash on a Business Day, or to permit or require the substitution of an amount of cash (i.e., a “cash in lieu” amount ) to be added to the Cash Amount to replace any Fund Security, including, for example, to replace any Fund Security that may not be eligible for transfer through the CNS Clearing Process, or which may not be eligible for transfer through the systems of DTC and hence not eligible for transfer through the CNS Clearing Process (discussed below). The Trust may adjust the Transaction Fee within the parameters described in the Prospectus. The Trust also reserves the right to permit or require the substitution of a cash in lieu amount to be added to the Cash Amount to replace any Fund Security or any portion of a Fund Security to the extent the Trust is prohibited, at the time of such Redemption Order, from delivering such Fund Security to the AP by applicable law or regulation. Any settlement outside the CNS Clearing Process is subject to additional requirements and fees as discussed in the Prospectus.

(3) In the event that the number of Shares is insufficient on the settlement date for Creation Unit(s) of Shares, the Trust may deliver the Fund Securities notwithstanding such deficiency in reliance on the undertaking of the AP to deliver the missing Shares as soon as possible, which undertaking shall be secured by the AP’s delivery and maintenance of collateral consisting of cash having a value at least equal to 105% of the value of the missing Shares marked to market daily. The parties hereto further agree that the Fund may purchase the missing Shares at any time and the AP agrees to accept liability for any shortfall between the cost to the Fund of purchasing such Shares and the value of the collateral, which may be sold by the Fund at such time, and in such manner, as the Fund may determine in its sole discretion.

Guggenheim Funds Trust	9

(b)  For International Funds:

(1)  Except as provided below, the Shares must be delivered to an account maintained at the Fund’s Custodian on or before the Business Day immediately following the date on which the redemption order was placed. The Trust will also make available on the International Contractual Settlement Date, immediately available or same day funds sufficient to pay the Cash Amount next determined after acceptance of the Redemption Order, less the applicable redemption Transaction Fee (as described in the Prospectus). The “International Contractual Settlement Date” of an International Fund is the earlier of (i) the date upon which all of the Fund Securities are delivered to the AP and (ii) the latest day for settlement on the customary settlement cycle in the jurisdiction(s) where the any of the securities of such International Fund are customarily traded.

(2)  Deliveries of redemption proceeds by the Funds generally will be made within three (3) Business Days. Due to the schedule of holidays in certain countries, however, the delivery of in-kind redemption proceeds of International Funds may take longer than three Business Days after the day on which the Redemption Order is placed.

(3)  Except as provided in the next two paragraphs, the Fund Securities will not be delivered until the transfer of good title to the Trust of the required Creation Unit(s) of Shares has been completed. When the Custodian confirms that the required Shares (or, when permitted in the sole discretion of the Trust, the cash value thereof) have been delivered to the Fund’s account at such Custodian, the Custodian shall notify Distributor, and the Trust will issue and cause the delivery of the Fund Securities.

(4)  The Trust reserves the right, in its sole discretion, to deliver a basket of securities and/or cash that differs from a published or transacted basket of Fund Securities and/or cash on a Business Day, or to permit or require the substitution of an amount of cash (i.e., a “cash in lieu” amount ) to be added to the Cash Amount to replace any Fund Security. If the Trust notifies the Distributor and Transfer Agent via the order platform or electronic means that a “cash in lieu” amount will be delivered, the AP shall receive, on behalf of itself or the party on whose behalf it is acting, the “cash in lieu” amount, with any appropriate adjustments as advised by the Trust, including any applicable adjustment to the Transaction Fee as allowable by the Prospectus. For T-1 Orders and all other orders with respect to the International T-1 Funds, the AP will receive the “cash in lieu” amount on the settlement date of the Creation Unit(s). The issuance of cash for T-1 Orders will occur on the latest day for settlement on the customary settlement cycle in the jurisdictions where the securities of such Funds are traded.

(5)  In the event that the number of Shares is insufficient on the settlement date for Creation Unit(s) of Shares, the Trust may deliver the Fund Securities notwithstanding such deficiency in reliance on the undertaking of the AP to deliver the missing Shares as soon as possible, which undertaking shall be secured by the AP’s delivery and maintenance of collateral consisting of cash having a value at least equal to 105% of the value of the missing Shares marked to market daily. The parties hereto agree that the delivery of such collateral shall be made in accordance with the Cash Collateral Settlement Procedures, which procedures shall be provided to the AP by Transfer Agent upon request. The parties hereto further agree that the Fund may purchase the missing Shares at any time and the AP agrees to accept liability for any shortfall between the cost to the Fund of purchasing such Shares and the value of the collateral, which may be sold by the Fund at such time, and in such manner, as the Fund may determine in its sole discretion.

6.	CASH REDEMPTIONS.

In the event that, in the sole discretion of the Trust, cash redemptions are permitted or required by the Trust, proceeds will be paid to the AP redeeming Shares on behalf of the redeeming investor as soon as practicable after the date of redemption.

Guggenheim Funds Trust	10

7. CUSTOM BASKETS.

The Trust has developed procedures for creations and redemptions using baskets of securities and/or cash that differ from a basket of Fund Securities and/or cash published or transacted on a Business Day (a “Custom Basket”). In order for an AP to receive a Custom Basket in connection with a Redemption Order rather than the basket of Fund Securities published by NSCC together with the Cash Amount, any cash in lieu amounts and any other cash fees, the Distributor, Transfer Agent, Investment Manager or Trust must notify the AP that the Fund would like to effect the redemption through a Custom Basket and identify the contents of the Custom Basket on or prior to the time the AP calls with its Redemption Order and the AP must agree to receive the Custom Basket in connection with the redemption. Prior to trade date, the Transfer Agent must notify NSCC of the Fund Securities in the custom redemption basket. For the avoidance of doubt, where an AP submits an order with certain positions marked as cash in lieu, such order is not subject to this provision.

8. STANDING REDEMPTION INSTRUCTIONS.

Annex V hereto contains the AP’s Standing Redemption Instructions, which includes information identifying the account(s) into which Fund Securities of each Fund and any other redemption proceeds should be delivered by the Trust pursuant to a Redemption Order.

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ANNEX III

TO

AUTHORIZED PARTICIPANT AGREEMENT

FOR GUGGENHEIM FUNDS TRUST

[Reserved]

Guggenheim Funds Trust	1

ANNEX IV

TO

AUTHORIZED PARTICIPANT AGREEMENT

FOR GUGGENHEIM FUNDS TRUST

[Reserved]

Guggenheim Funds Trust	1

ANNEX V

TO

AUTHORIZED PARTICIPANT AGREEMENT

FOR GUGGENHEIM FUNDS TRUST

THE AP ACCOUNTS

FOR DELIVERY OF FUND SECURITIES

The accounts into which Guggenheim Funds Trust should deposit the securities constituting the Fund Securities of each Fund upon redemption by the AP are set forth below:

Name of AP:

Account Name:

Account Number:

Other Reference Number:

Guggenheim Funds Trust	1

ANNEX VI

TO

AUTHORIZED PARTICIPANT AGREEMENT

FOR GUGGENHEIM FUNDS TRUST

ORDER ENTRY SYSTEM TERMS AND CONDITIONS

This Annex shall govern use by an Authorized Participant of the electronic order entry system for placing Purchase Orders and Redemption Orders for Shares (the “System”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Authorized Participant Agreement (the “AP Agreement”). In the event of any conflict between the terms of this Annex VI and the main body of the AP Agreement with respect to the placing of Purchase Orders and Redemption Orders, the terms of this Annex VI shall control.

1. (a) Authorized Participant shall provide to the Transfer Agent a duly executed authorization letter, in a form satisfactory to Transfer Agent, identifying those Authorized Persons who will access the System. Authorized Participant shall notify the Transfer Agent promptly in writing, including, but not limited to, by electronic mail, in the event that any person’s status as an Authorized Person is revoked or terminated, in order to give the Transfer Agent a reasonable opportunity to terminate such Authorized Person’s access to the System. The Transfer Agent shall promptly revoke access of such Authorized Person to the electronic entry systems through which Purchase Orders and Redemption Orders are submitted by such person on behalf of the Authorized Participant.

(b) It is understood and agreed that each Authorized Person shall be designated as an authorized user of Authorized Participant for the purpose of the AP Agreement. Upon termination of the AP Agreement, the Authorized Participant’s and each Authorized Person’s access rights with respect to the System shall be immediately revoked.

2. Transfer Agent grants to Authorized Participant a personal, nontransferable and nonexclusive license to use the System solely for the purpose of transmitting Purchase Orders and Redemption Orders and otherwise communicating with Transfer Agent in connection with the same. Authorized Participant shall use the System solely for its own internal and proper business purposes. Except as set forth herein, no license or right of any kind is granted to Authorized Participant with respect to the System. Authorized Participant acknowledges that Transfer Agent and its suppliers retain and have title and exclusive proprietary rights to the System. Authorized Participant further acknowledges that all or a part of the System may be copyrighted or trademarked (or a registration or claim made therefore) by Transfer Agent or its suppliers. Authorized Participant shall not take any action with respect to the System inconsistent with the foregoing acknowledgments. Authorized Participant may not copy, distribute, sell, lease or provide, directly or indirectly, the System or any portion thereof to any other person or entity without Transfer Agent’s prior written consent. Authorized Participant may not remove any statutory copyright notice or other notice included in the System. Authorized Participant shall reproduce any such notice on any reproduction of any portion of the System and shall add any statutory copyright notice or other notice upon Transfer Agent’s request.

3. (a) Authorized Participant acknowledges that any user manuals or other documentation (whether in hard copy or electronic form) (collectively, the “Material”), which is delivered or

Guggenheim Funds Trust	1

made available to Authorized Participant regarding the System is the exclusive and confidential property of Transfer Agent. Authorized Participant shall keep the Material confidential by using the same care and discretion that Authorized Participant uses with respect to its own confidential property and trade secrets, but in no event less than reasonable care. Authorized Participant may make such copies of the Material as is reasonably necessary for Authorized Participant to use the System and shall reproduce Transfer Agent’s proprietary markings on any such copy. The foregoing shall not in any way be deemed to affect the copyright status of any of the Material which may be copyrighted and shall apply to all Material whether or not copyrighted. TRANSFER AGENT AND ITS SUPPLIERS MAKE NO WARRANTIES, EXPRESS OR IMPLIED, CONCERNING THE MATERIAL OR ANY PRODUCT OR SERVICE, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

(b) Upon termination of the AP Agreement for any reason, Authorized Participant shall return to Transfer Agent all copies of the Material which is in Authorized Participant’s possession or under its control.

4. Authorized Participant agrees that it shall have sole responsibility for maintaining adequate security and control of the user IDs, passwords and codes for access to the System, which shall not be disclosed to any third party without the prior written consent of Transfer Agent. Transfer Agent shall be entitled to rely on the information received by it from the Authorized Participant and Transfer Agent may assume that all such information was transmitted by or on behalf of an Authorized Person regardless of by whom it was actually transmitted, unless the Authorized Participant shall have notified the Transfer Agent a reasonable time prior that such person is not an Authorized Person.

5. Transfer Agent shall have no liability in connection with the use of the System, the access granted to the Authorized Participant and its Authorized Persons hereunder, or any transaction effected or attempted to be effected by the Authorized Participant hereunder, except for damages incurred by the Authorized Participant as a direct result of Transfer Agent’s gross negligence or willful misconduct. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, IT IS HEREBY AGREED THAT IN NO EVENT SHALL TRANSFER AGENT OR ANY MANUFACTURER OR SUPPLIER OF EQUIPMENT, SOFTWARE OR SERVICES BE RESPONSIBLE OR LIABLE FOR ANY SPECIAL, INDIRECT, OR CONSEQUENTIAL DAMAGES WHICH THE AUTHORIZED PARTICIPANT MAY INCUR OR EXPERIENCE BY REASON OF ITS HAVING ENTERED INTO OR RELIED ON THIS AGREEMENT, OR IN CONNECTION WITH THE ACCESS GRANTED TO THE AUTHORIZED PARTICIPANT HEREUNDER, OR ANY TRANSACTION EFFECTED OR ATTEMPTED TO BE EFFECTED BY THE AUTHORIZED PARTICIPANT HEREUNDER, EVEN IF TRANSFER AGENT OR SUCH MANUFACTURER OR SUPPLIER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, NOR SHALL TRANSFER AGENT OR ANY SUCH MANUFACTURER OR SUPPLIER BE LIABLE FOR ACTS OF GOD, MACHINE OR COMPUTER BREAKDOWN OR MALFUNCTION, INTERRUPTION OR MALFUNCTION OF COMMUNICATION FACILITIES, LABOR DIFFICULTIES OR ANY OTHER SIMILAR OR DISSIMILAR CAUSE BEYOND SUCH PERSON’S REASONABLE CONTROL.

6. Transfer Agent reserves the right to revoke Authorized Participant’s access to the System, with written notice, upon any breach by the Authorized Participant of the terms and conditions of this Annex VI.

Guggenheim Funds Trust	2

7. Transfer Agent shall acknowledge through the System its receipt of each Purchase Order or Redemption Order communicated through the System, and in the absence of such acknowledgment Transfer Agent shall not be liable for any failure to act in accordance with such orders and Authorized Participant may not claim that such Purchase Order or Redemption Order was received by Transfer Agent. Transfer Agent may in its discretion decline to act upon any instructions or communications that are insufficient or incomplete or are not received by Transfer Agent in sufficient time for Transfer Agent to act upon, or in accordance with such instructions or communications.

8. Authorized Participant agrees to use reasonable efforts consistent with its own procedures used in the ordinary course of business to prevent the transmission through the System of any software or file which contains any viruses, worms, harmful component or corrupted data and agrees not to use any device, software, or routine to interfere or attempt to interfere with the proper working of the Systems.

9. Authorized Participant acknowledges and agrees that encryption may not be available for every communication through the System, or for all data. Authorized Participant agrees that Transfer Agent may deactivate any encryption features at any time, without notice or liability to Authorized Participant, for the purpose of maintaining, repairing or troubleshooting its systems.

Guggenheim Funds Trust	3